Exhibit 10.87

This REIMBURSEMENT AGREEMENT (this “Agreement”) is made and entered into as of February 8, 2016 (the “Execution Date”) by and between Cablevision Systems Corporation (“Cablevision”), on the one hand, and Charles F. Dolan and James L. Dolan, on the other (Cablevision and such individuals, collectively, the “Parties”);

WHEREAS, Thomas C. Dolan filed a certain complaint initiating a lawsuit against Cablevision and Rainbow Media Holdings in the Supreme Court of the State of New York, New York County, on April 15, 2011 (the “Lawsuit”) and said Lawsuit is in the process of settling;

WHEREAS, Charles F. Dolan and James L. Dolan believe it is in the best interests of Cablevision to resolve all controversies at issue in the Lawsuit; and

WHEREAS, on September 16, 2015, Cablevision entered into an Agreement and Plan of Merger with Altice, N.V. (“Altice”) and Neptune Merger Sub Corp., which provides for the acquisition by Altice of Cablevision (the “Merger Agreement”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, agreements and representations set forth herein, and for other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, and as an inducement to Cablevision to settle the Lawsuit, the parties hereby agree as follows:

1.    Payment

a.
In the event the Merger does not close prior to the termination of the Merger Agreement, each of Charles F. Dolan and James L. Dolan shall be jointly and severally liable and obligated to pay the Company a total of $6 million (the “Payment”), and they agree to and shall make the Payment within two business days thereafter to an account designated by Cablevision according to instructions provided in Exhibit A hereto;

b.
The Parties agree that, on or before February 12, 2016 (within four business days of the execution of this Agreement), Cablevision shall file a Current Report on Form 8-K in the form attached as Exhibit B hereto.

2.    Miscellaneous

a.
This Agreement represents the full and complete agreement of the Parties with respect to the subject matter hereof, and supersedes any prior offers or agreements relating thereto, whether oral or written, the existence and materiality of which are hereby disclaimed. Each Party hereby acknowledges and represents that it has not received or relied upon any statements or representations by any other Party or person in entering into this Agreement, the existence and materiality of which are hereby disclaimed, other than those expressly set forth herein.

b.	Each Party represents and warrants to the others that it has been and is currently represented and advised by its own counsel in connection with the negotiation and execution of this Agreement.

c.	Each Party represents and warrants to the others that it and its counsel have participated jointly in the negotiation and drafting of this Agreement. The Parties agree that, in the event an ambiguity or question of intent or interpretation arises, (i) this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement; (ii) prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aide of construction or otherwise constitute evidence of the intent of the Parties; and (iii) no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of such prior drafts.

d.
This Agreement shall be construed, interpreted, enforced and governed in accordance with the laws of the State of New York without giving effect to choice of law provisions that would require the application of the law of any other jurisdiction.

e.	The Parties agree that this Agreement shall not be amended or modified unless that amendment or modification is made in writing and executed by each Party.

f.
The Parties agree that the agreement by Charles F. Dolan and James L. Dolan to make the Payment in the event the Merger does not close shall be treated for tax purposes as a contingent agreement to make a capital contribution to Cablevision and not as indebtedness or any other type of liability.

g.	This Agreement will become effective upon the final settlement of the Lawsuit and shall terminate without any obligation of Charles F. Dolan and James L. Dolan upon the closing of the Merger.

IN WITNESS WHEREOF, the Parties, expressly intending to be legally bound hereby, have executed this Agreement as of the date first written.
Cablevision Systems Corporation
By: /s/ David Ellen
Name:     David Ellen
Title: EVP, General Counsel

Charles F. Dolan
/s/ Charles F. Dolan

James L. Dolan
/s/ James L. Dolan

Exhibit A
Payment instructions
As provided by Cablevision in due course.